Exhibit 10.5

STEREOTAXIS, INC.

Summary of Non-Employee Directors’ Compensation

(Revised effective May 2008)

1. Board of Directors (Base Compensation):

Cash Compensation

Annual Retainer

Directors - $18,000

Chairman - $24,000

Per meeting fee - $1,500 (in-person), $500 (telephonic)

Stock Options or Other Equity Instrument

Initial Grant - 30,000 to vest over 2 year period

Annual Grant - 15,000 for Directors, 30,000 for Chairman

2. Committees of the Board (Additional Compensation):

Audit Committee

Annual Retainer

Committee Members - $2,500

Chairman and/or Designated Financial Expert - $7,500

Stock Options or Other Equity Instrument

Annual Grant - 10,000 for Chairman and/or Designated Financial Expert 2,500 for other Committee Members

NOTE: if the Chairman and the Designated Financial Expert are the same individual, such individual would receive an annual retainer of $7,500 and an annual grant of 10,000 shares.

Compensation Committee

Annual Retainer

Committee Members - $2,500

Chairman - $5,000

Stock Options or Other Equity Instruments

Annual Grant - 10,000 for Chairman, 2,500 for other Committee Members

Nominating and Corporate Governance Committee

Annual Retainer

Committee Members - $2,500

Chairman - $5,000

Stock Options or Other Equity Instruments

Annual Grant—5,000 for Chairman, 2,500 for other Committee Members

3. General

•	All annual cash retainers are paid quarterly in advance.

•	Per-meeting cash fees are paid after the meeting.

•	All option awards have a term of 10 years.

•	Initial grants of options to vest over a two-year period with 50% vesting after the first year and the remainder vesting monthly thereafter.

•	All other option to grants to vest one year from the date of grant or on the date of the next annual stockholders meeting (whichever is earlier).

•	All option award terms subject to Compensation Committee’s discretion as to terms.